EXHIBIT 4.116
                                                                   -------------
                                                               EXECUTION VERSION


                                 AMENDMENT NO. 4
                TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT
                           Dated as of March 24, 2004

          This AMENDMENT NO. 4 TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT, dated as of March 24, 2004 (this "Amendment") is among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, ("Operations"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee and Enhancement Agent (the "Trustee"), Credit Suisse First Boston, acting through its New York Branch, as the Series 1998-1 Letter of Credit Provider ("CSFB"), and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder ("DTFC"; RCFC, Operations, DTAG, the Trustee, CSFB and DTFC are collectively referred to herein as the "Parties").

                                    RECITALS:

          A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture").

          B. RCFC and the Trustee entered into that certain Amended and Restated Series 1998-1 Supplement, dated as of February 26, 2002, as amended by that certain Amendment No. 1 to Series 1998-1 Supplement, dated as of August 12, 2002, as amended by that certain Amendment No. 2 to the Series 1998-1 Supplement, dated as of December 12, 2002, and as amended by that certain Amendment No. 3 to the Series 1998-1 Supplement, dated as of February 24, 2003 (as amended to the date hereof, the "Supplement").

          C.   The Parties wish to amend the Supplement as provided herein.

          NOW, THEREFORE, the Parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of April 1, 2004, as follows:

          a. The following terms in Section 2(b) of the Supplement are hereby amended as follows:

               i. The definition of "Excess Cash Flow" is hereby amended to read in its entirety as follows:

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                    "Excess  Cash Flow" means,  for any Fiscal Year of DTAG,  an amount equal to the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA for such Fiscal Year (without giving effect to subclause (b)(v) of the definition of "EBITDA") and
               (ii) decreases in Consolidated Working Capital for such Fiscal Year over (b) the sum, without duplication, of (i) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of taxes computed on the basis of income (it being understood that and agreed that, in the event the aggregate amount of cash received by DTAG during such Fiscal Year on account of taxes computed on the basis of income exceeds such aggregate amount paid, such excess shall be added in the determination of Excess Cash Flow), (ii) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures, other than Vehicle Debt
               (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such Fiscal Year or in a subsequent Fiscal Year), (iii) the aggregate amount of all prepayments of any amounts outstanding under any revolving credit facility or agreement (including the Credit Agreement) to which DTAG or any of its Subsidiaries is a borrower to the extent accompanied by permanent reductions of the commitments to extend credit thereunder, (iv) the aggregate amount of all principal payments of Indebtedness, other than Vehicle Debt, of DTAG or its Subsidiaries (including any term loans and the principal component of payments in respect of capitalized lease liabilities) made during such Fiscal Year (other than in respect of any revolving credit facility or agreement, including the Credit Agreement), (v) increases in Consolidated Working Capital for such Fiscal Year, (vi) the amount of Investments made during such Fiscal Year in cash to the extent that such Investments were financed with internally generated cash flow of DTAG and its Subsidiaries (other than (A) Investments described in clauses (b), (e), (f), (h) and (i) of
               Section 8.2.5 of the Credit Agreement and (B) Investments in any Person that do not exceed the aggregate amount of dividends or other return of capital received by DTAG, Dollar, Thrifty or a Subsidiary Guarantor in cash during such Fiscal Year or any prior Fiscal Year (but not prior to the 2003 Fiscal Year) from such Person, (vii) the aggregate amount of Distributions and purchases and redemptions of shares of DTAG's Capital Stock (or warrants, options or other rights with respect thereto) made during such Fiscal Year by DTAG in cash.

               ii. The definition of "Net Equity Proceeds" is hereby amended by inserting, immediately before the words "do not exceed $1,000,000 in any Fiscal Year" in clause (a) thereof, the words "from direct purchase plans".

               iii. The definition of "Redeemable Capital Stock" is hereby amended by deleting the words "August 2, 2006" and substituting in their place the words "April 1, 2010".


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

          b. Section 2(b) of the Supplement is hereby amended by adding the following definition in proper alphabetical order:

               i. "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Supplement, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders of the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into an amendment of the Supplement.

          5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different Parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]




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




     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          formerly known as Bankers Trust
                                          Company, as Trustee and Enhancement
                                          Agent


                                        By:_____________________________________
                                           Name:
                                           Title:


Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer


By:_____________________________________
   Pamela S. Peck
   Treasurer

DTG OPERATIONS, INC., formerly known as
    DOLLAR RENT A CAR SYSTEMS, INC., as Servicer


By:_____________________________________
   Pamela S. Peck
   Treasurer

CREDIT SUISSE FIRST BOSTON,
ACTING THROUGH ITS NEW YORK BRANCH
as Series 1998-1 Letter of Credit Provider


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title:

DOLLAR THRIFTY FUNDING CORP.,
in its capacity as sole Series 1998-1 Noteholder


By:_____________________________________
   Pamela S. Peck
   Vice President and Treasurer


                                      S-2